Exhibit 3.2

No. 40795

THE COMPANIES ACT 1985 AND 1989

COMPANIES LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

DIAGEO CAPITAL PLC

Incorporated on the 10th day of August 1964

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.  40795

The Registrar of Companies for Scotland hereby certifies that

GUINNESS FINANCE PLC

having by special resolution changed its name, is now incorporated under the name of

DIAGEO CAPITAL PLC

Given at Companies House, Edinburgh, the 15th December 1997

Registrar of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

AND RE-REGISTRATION OF A PRIVATE COMPANY

AS A PUBLIC COMPANY

Company No. 40795

The Registrar of Companies for Scotland hereby certifies that

HAYES LYON LIMITED

formerly registered as a private company having changed its name and having this day been re-registered under the Companies Act 1985 as a public limited company is now incorporated under the name of

GUINNESS FINANCE PLC

and that the company is limited.

Given at Companies House, Edinburgh, the 16th April 1992

The Registrar of Companies

C8

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company Number

40795

I hereby certify that

NUTRESS LABORATORIES LIMITED

having by special resolution changed its name, is now incorporated under the name of

HAYES LYON LIMITED

Signed at Edinburgh

16 AUGUST 1990

Registrar of Companies

C28

THE COMPANIES ACT 1985 AND 1989

A PUBLIC COMPANY LIMITED BY SHARES

NEW

MEMORANDUM OF ASSOCIATION

(Adopted by Special Resolution on 9th August 1993)

OF

DIAGEO CAPITAL PLC

1.             The Company’s name is Diageo Capital plc

2.             The Company is to be a public company.

3.             The Company’s Registered Office is situated in Scotland.

4.             The Company’s objects are:

(A)          To carry on all or any of the businesses of brokers, financiers, dealers, traders, share, stock, or securities brokers and dealers, trustees, financial agents, company promotors, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, commission and general agents, to act as agents for and to enter into agreements and arrangements of all kinds on behalf of such persons, firms or companies as may be thought expedient, and to negotiate, assign and mortgage or pledge for cash or otherwise, any such agreements and the payments due thereunder and any property the subject thereof, to create, establish, build up and maintain an organisation for the marketing, selling, retailing, servicing, advertisement, distribution or introduction of products, merchandise, goods, wares and commodities dealt in or services rendered by any persons, firms or companies and to participate in, undertake, perform and carry out all kinds of commercial, trading and financial operations and all or any of the operations ordinarily performed by general merchants, traders, factors, agents, traders, distributors, capitalists and financiers, either on the Company’s own account or otherwise, to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to establish, carry on, develop and extend the same; to subscribe for, purchase or otherwise acquire, hold, sell and deal with and dispose of, any shares, stock, debentures, debenture stock, bonds or other securities, options, obligations or investments of any nature whatsoever, or any option or rights in respect thereof, and to buy and sell foreign exchange and otherwise to invest and deal with the money and assets of the Company, to acquire by purchase, debentures, debenture stock, bonds, notes, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same, and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations.

(B)           To apply for, register, purchase or by other means acquire and hold, protect, prolong and renew, use, develop, sell, license or otherwise dispose of or deal with (whether in the United Kingdom or elsewhere) patents, patent rights, brevets d’invention, licences, copyrights, designs, design rights, trade marks, service marks, secret processes, commercial names and designations, know-how, inventions, protections and concessions, any any interest therein, and to make experiments and tests and to carry on all kinds of research work.

(C)           To purchase or otherwise acquire, undertake and carry on all or any part of the business, goodwill, property, assets and liabilities of any person, firm or company either in the United Kingdom or abroad.

(D)          To enter into any partnership or into any arrangement for sharing profits or for co-operation or mutual assistance or to amalgamate with or acquire an interest in any person, firm or company carrying on or proposing to carry on any business.

(E)           To purchase, take on lease, in exchange or on hire or otherwise acquire, hold, develop, sell, hire out, grant leases or licences or otherwise dispose of or deal with real and personal property of all and any kinds and any interest, right, option or privilege therein, for such consideration and on such terms as may be considered expedient and to build or construct or procure the building or construction of houses, flats, maisonettes, offices, shops, suites, chambers, hotels, factories and other buildings or erections of any and every description and to sell, let on lease or agreement, manage or otherwise turn to account such land, buildings and erections and to provide all necessary conveniences and amenities as required for tenants, occupiers and customers and to carry on business as a land and property development company generally and to develop any land by laying out, constructing and maintaining roads, sewers, drains and waterworks and by erecting buildings thereon and laying out parks, gardens, sports and recreation grounds and providing other amenities and conveniences.

(F)           To invest and deal with the monies of the Company not immediately required for the purpose of its business in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(G)           To lend, advance or deposit money or give credit with or without security to any person, company, firm or corporation, and on such terms as may be considered expedient, and to receive money on deposit or loan from any person, company, firm or corporation on such terms as may be considered expedient.

(H)          To guarantee in any manner the payment of any monies, the discharge of any debts and liabilities and the performance of any kind of obligation by any person, firm or corporation, wherever resident, formed or incorporated, including, but without limitation, any corporation which is a holding company, a subsidiary undertaking or a fellow subsidiary undertaking of the Company, to give any kind of indemnity or other undertaking in relation to the foregoing, to secure any such guarantee, indemnity or undertaking or the payment, discharge and performance of any such monies, debts, liabilities and obligations by any mortgage, charge, pledge, lien or other security of any kind upon the whole or any part of the undertaking, property and assets of the Company, present and future, wherever situate, including its uncalled capital, and, without prejudice to the generality of the preceding words, to enter into any such transaction in relation to any debenture stock, loan stock, bonds, notes or other securities which have been or may be issued or allotted (whether in England or elsewhere) by any person, firm or corporation, to contribute by donation, subscription, guarantee or otherwise to any person, firm or corporation and to effect all kinds of similar transactions under the laws of England or any other country or territory.

(I)            To borrow or raise money in any manner whatsoever whether by the creation and issue of debentures, debenture stock or other securities of any description or otherwise howsoever, and to secure the repayment of any money borrowed, raised or owing or any other obligations of or binding on the Company by mortgate, charge standard security, lien or other security upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital.

(J)            To draw, make, accept, endorse, discount, negotiate, execute, and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other transferable or negotiable instruments.

(K)          To apply for, promote and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority (supreme, municipal, local or otherwise) for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests or those of its members.

(L)           To enter into any arrangement with any government or authority (supreme, municipal, local or otherwise), and to obtain from any such government or authority any charters, decrees, rights, concessions, privileges, licences and permits as may be considered expendient, and to carry out, exercise and comply with any such charters, decrees, rights, concessions, privileges, licences and permits.

(M)         To support, subscribe for or contribute by donation in cash or in kind to any national, charitable, benevolent, public, general, political or useful object, and to undertake and execute any trusts the undertaking whereof may be considered expedient, and either gratuitously or otherwise.

(N)          To act as managers, secretaries, directors, registrars or transfer agents of or for any other person, firm or company, and to provide transport, administrative, executive, secretarial, accounting, technical and other facilities or services (including the provision of office, factory, plant or other accommodation), to engage, employ and remunerate staff, to institute, manage and operate superannuation insurance and other schemes, and generally to perform any services or undertake any duties to or on behalf of and in any other manner to assist any person or company, and either without remuneration or on such terms as to remuneration as may be agreed.

(O)          To form, promote, finance or assist any other company, whether for the purpose of acquiring all or any of the undertaking, property and assets of the Company or for any other purpose which may be considered expedient.

(P)           To issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription, of shares, stocks, debentures, bonds and other securities of any company on such terms as to remuneration and otherwise as may be considered expedient.

(Q)          To sell or otherwise dispose of the whole or any part of the business and/or assets of the Company or of any interests therein, either together or in portions, for such consideration and on such terms as may be considered expedient and in particular for shares, debentures or securities of any company purchasing the same.

(R)           To remunerate any person or company rendering services to the Company in any manner and to pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company and of any other company formed, promoted, financed or assisted by the Company, or which the Company shall consider to be in the nature of preliminary expenses in relation to the Company or any such other company, including the cost of advertising, commissions for underwriting, brokerage, printing and stationery and the legal and other expenses of the promoters.

(S)           To establish and maintain or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) or any retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary undertaking or holding company of the Company or which is a subsidiary undertaking of any holding company or is allied to or associated with the Company or any such subsidiary undertaking or of any of the predecessors of the Company or any such other company as aforesaid, or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, and the spouses, widows, families and dependants of any such persons, and to establish, subsidise and subscribe to any institutions, assiciations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of, the Company or of any other company as aforesaid or of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid and without prejudice to the generality of the foregoing to act either alone or jointly as trustee or administrator for the furtherance of any of the aforesaid purposes.

(T)           To set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of employees of the Company or of its subsidiary undertakings or associated companies and (without prejudice to the generality of the foregoing) to establish or maintain or contribute to any scheme for or in relation to the purchase of, or subscription for, any fully or partly paid shares in the capital of the Company or its holding company to be held by or the benefit of employees (including any director in salaried employment) of the Company or (so far as for the time being permitted by law) any of the Companies subsidiary or undertakings and associated companies and to lend money (so far as aforesaid) to any such employees to enable them to acquire shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing profits with any such employees.

(U)          To insure the life of any person or to insure against any accident to any person who may, in the opinion of the directors, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

(V)           To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund; and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

(W)         To the extent permitted by law, to give, whether directly or indirectly, financial assistance for the purpose of the acquisition of shares of the Company or any holding company of the Company or for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan, guarantee, indemnity, the provision of security or otherwise.

(X)          To distribute among the members in specie any property of the Company or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital from profits, but so that no distribution amounting to a reduction of capital shall be made except with the sanction (if any) for the time being required by law.

(Y)           To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with, all or any part of the property and rights of the Company.

(Z)           To pay for any property, assets or rights acquired by the Company, and to discharge or satisfy any debt, obligation or liability of the Company, either in cash or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any other securities which the Company has power to issue, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

(AA)       To accept payment for any property, assets or rights disposed of or dealt with or for any services rendered by the Company, or in discharge or satisfaction of any debt, obligation or liability to the Company, either in cash or in shares, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in any other securities, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

(BB)        To carry on any business or activity of any nature whatsoever which, in the opinion of the Directors of the Company, may seem capable of being advantageously carried on in connection with or ancillary to any of the above businesses or calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects and to do all other things as may be incidental or conducive to the attainment of any of the objects of the Company.

(CC)        To procure the Company to be registered or recognised in any part of the world and to do all or any of the above things or matters in any part of the world, either alone or in conjunction with others, and either as principals, agents, contractors, trustees or otherwise and either by or through agents, contractors, trustees or otherwise.

It is hereby declared (1) that the expressions “subsidiary undertaking” and “holding company” where they appear in this clause shall have the meanings ascribed to those expressions by section 736 of the Companies Act 1985 respectively; (2) that, where the context so admits, the word “company” in this clause shall be deemed to include any partnership or other body of persons whether or not incorporated and, if incorporated, whether or not a company within the meaning of the Companies Act 1985; and (3) that the objects specified in each of the sub-clauses of this clause shall be regarded as independent objects and accordingly shall in no way be limited or restricted (except where otherwise expressed therein) by reference to or inference from the terms of any other subclause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each defined the objects of a separate and distinct company.

5.             The liability of the Members is limited.

6.             The Company’s share capital is £100,000 divided into 100,000 shares of £1 each.

Company No: 40795

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

Adopted by Special Resolution on 9th August 1993

of

DIAGEO CAPITAL PLC

Incorporated on 10th August 1964
under the Companies Act 1948

Exclusion of Other Regulations

1.             No regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association or regulations of the Company.

Interpretation

2.             In these regulations –

“the Act” means the Companies Act 1985 including any statutory modification or re–enactment thereof for the time being in force.

“the articles” means the articles of the Company.

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“executed” includes any mode of execution.

“office” means the registered office of the Company.

“the holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

“the seal” means the common seal of the Company.

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

“the United Kingdom” means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the Company.

Share Capital

3.             Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.             Any share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or of the holder of such share is liable, to be redeemed.

5.             Subject to the provisions of the Act, the Company may purchase any of its own shares (including any redeemable shares).

6.             The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

7.             Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

Share Certificates

8.             Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine.  Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.  The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

9.             If a share certificate is defaced, worn–out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing–out) on delivery up of the old certificate.

Lien

10.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.  The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien on a share shall extend to any amount payable in respect of it.

11.           The Company may sell in such manner as the directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

12.           To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.           The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on shares and forfeiture

14.           Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

15.           A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

16.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.           If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

18.           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

19.           Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

20.           If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

21.           If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

22.           Subject to the provisions of the Act, a forfeited share may be sold, re–allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re–allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit.  Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

23.           A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

24.           A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

Transfer of shares

25.           The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor unless legislation determines otherwise.

26.           The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share.

27.           If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

28.           The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

29.           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

30.           The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transmission of shares

31.           If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

32.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee.  If he elects to become the holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the share to that person.  All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

33.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

Alteration of share capital

34.           The Company may by ordinary resolution –

(a)           increase its share capital by new shares of such amount as the resolution prescribes;

(b)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)           subject to the provisions of the Act, sub–divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub–division, any of them may have any preference or advantage as compared with the others; and

(d)           cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

35.           Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

36.           Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

37.           Subject to the provisions of the Act, the Company may make a payment in respect of any redemption or purchase, pursuant to articles 5 or 6 (as the case may be), of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

General meetings

38.           All general meetings other than annual general meetings shall be called extraordinary general meetings.

39.           The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition.  If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the Company may call a general meeting.

Notice of general meetings

40.           An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty–one clear days’ notice.  All other extraordinary general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed –

(a)           in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)           in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety–five per cent. in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

41.           The accidental omission to give notice of a meeting to, or the non–receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at general meetings

42.           No business shall be transacted at any meeting unless a quorum is present.  Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

43.           If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

44.           The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

45.           If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

46.           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

47.           The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted.  Otherwise it shall not be necessary to give any such notice.

48.           A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded.  Subject to the provisions of the Act, a poll may be demanded –

(a)           by the chairman; or

(b)           by at least two members having the right to vote at the meeting; or

(c)           by a member or members representing not less than one–tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)           by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one–tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

49.           Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

50.           The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

51.           A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

52.           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

53.           A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

54.           No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

55.           A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

When a corporation is a member the signature of a director or the secretary thereof, and for joint holders of a share the signature of any one of such joint holders, shall be sufficient for the purposes of passing resolutions in writing pursuant to this article.

Votes of members

56.           Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

When a corporation is a member a director or the secretary thereof shall be a duly authorised representative for the purpose of this article.

57.           In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

58.           A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy.  Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

59.           No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

60.           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

61.           On a poll votes may be given either personally or by proxy.  A member may appoint more than one proxy to attend on the same occasion.

62.           An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve) –

“[  ] PLC/Limited

I/We, [  ], of [  ], being a member/members of the above–named company, hereby appoint [  ] of [  ], or failing him, [  ] of [  ], as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the Company to be held on [  ] 19[  ], and at any adjournment thereof.

Signed on [  ] 19[  ].”

63.           Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve) –

“[  ] PLC/Limited

I/We, [  ], of [  ], being a member/members of the above–named company, hereby appoint [  ] of [  ], or failing him, [  ] of [  ], as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the Company to be held on [  ] 19[ ], and at any adjournment thereof.

This form is to be used in respect of the resolutions mentioned below as follows:

Resolution No 1 *for * against

Resolution No 2 *for * against.

*Strike out whichever is not desired.

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

Signed this [  ] day of [  ] 19[  ].”

64.           The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may –

(a)           be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)           in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)           where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

65.           A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

Directors – qualification shares unnecessary

66.           A director shall not be required to hold any qualification shares in the Company.

Number of directors

67.           Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two.

Alternate directors

68.           Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

69.           An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.  But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

70.           An alternate director shall cease to be an alternate director if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

71.           Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

72.           Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Powers of directors

73.           Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company.  No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

74.           The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

Delegation of directors’ powers

75.           The directors may delegate any of their powers to any committee consisting of one or more directors.  They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him.  Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

Any committee shall have power unless the directors resolve otherwise to co–opt as a member or members of the committee for any specific purpose any person or persons although not being a director of the Company.

Appointment, removal and disqualification of directors

76.           Without prejudice to the powers of the Company under section 303 of the Act to remove a director by ordinary resolution, the holder or holders for the time being of more than one half of the issued ordinary shares of the Company shall have the power to appoint any person or persons as a director or directors either as an additional director or to fill any vacancy and to remove from office any director howsoever appointed.  Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same or in the case of a member being a company signed on its behalf by one of its directors and shall take effect upon lodgment at the registered office of the Company.

77.           The directors shall not be required to retire by rotation.

78.           The holder or holders for the time being of more than one half of the issued ordinary shares of the Company shall have the power from time to time and at any time to delegate the power to appoint any person or persons as a director or directors (either as an additional director or to fill any vacancy) to the board of directors of the Company and may at any time withdraw such delegation.  Any such delegation or withdrawal of delegation shall be effected by an instrument in writing signed by the member or members making the same or in the case of a member being a company signed on its behalf by one of its directors and shall take effect upon lodgment at the registered office of the Company.

79.           The office of a director shall be vacated:–

(i)	if by notice in writing to the Company he resigns the office of director;
(ii)

if for more than 6 months he has been absent without permission of the directors from meetings of the directors held during that period, unless he has appointed an alternate director who has not been similarly absent during such period;

(iii)	if he becomes bankrupt or enters into any arrangement with his creditors;
(iv)

if he is prohibited from being a director by an order made under any provision of the Act or the Companies Directors Disqualification Act 1986 or The Insolvency Act 1986 and every statutory modification or re–enactment thereof for the time being in force;

(v)	if he becomes of unsound mind;
(vi)	if he is removed from office under article 77;
(vii)	if he is requested in writing by at least three–fourths of the directors to retire from office.

Remuneration of directors

80.           The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

Directors’ expenses

81.           The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

Directors’ appointments and interests

82.           Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.

83.           Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director, notwithstanding his office, may be a party to or otherwise interested directly or indirectly in any transaction (including contract) or arrangement or in any proposed transaction or arrangement, with the Company or with any other company in which the Company may be interested, and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any such other company, and he or any firm of which he is a member may act in a professional capacity for the Company or any such other company and be remunerated therefor.  Notwithstanding his interest a director may vote on any matter in which he is interested and be included for the purpose of a quorum at any meeting at which the same is considered and he may retain for his own benefit all profits and advantages accruing to him and no transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

84.           For the purposes of regulation 84 –

(a)           a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)           an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Directors’ gratuities and pensions

85.           The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Proceedings of directors

86.           Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit.  A director may, and the secretary at the request of a director shall, call a meeting of the directors.  It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom.  Questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

87.           The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

88.           The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

89.           The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office.  Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present.  But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

90.           All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

91.           A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

92.           Any director or member of a committee of the Board may hold meetings by telephone, either by conference telephone connection(s) or by a series of telephone conversations, or by exchange of facsimile transmissions addressed to the chairman.  The views of the Board, or a committee of the Board, as ascertained by such telephone conversations or facsimile transmissions and communicated to the chairman shall be treated as votes in favour of or against a particular resolution.  A resolution passed at any meeting held in this manner, and signed by the chairman, shall be as valid and effectual as if it had been passed at a meeting of the Board (or, as the case may be, of that committee) duly convened and held.

The provisions of these articles relating to notice and quorum for board meetings shall be applicable to meetings held in accordance with this article.

93.           The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

94.           Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

95.           If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

Secretary

96.           Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

Minutes

97.           The directors shall cause minutes to be made in books kept for the purpose –

(a)           of all appointments of officers made by the directors; and

(b)           of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors and officers present at each such meeting.

It shall not be necessary for the directors to sign a book recording their attendances at meetings of directors.

The seal

98.           The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors.  The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

99.           The Board may elect not to possess and make use of a company seal.

100.         Notwithstanding regulation 100 above, the Company may have an official seal for use abroad under the provisions of the Act, where and as the directors resolve, and the Company may by writing appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company, for the purpose of affixing and using such official seal, and may impose such restrictions on its use as may be thought fit.  Wherever in these Articles reference is made to the seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal.

Dividends

101.         Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

102.         Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non–preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non–preferred rights if, at the time of payment, any preferential dividend is in arrear.  The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non–preferred rights.

103.         Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

104.         A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

105.         Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct.  Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

106.         No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

107.         Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

Accounts

108.         No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.

Capitalisation of profits

109.         The directors may with the authority of an ordinary resolution of the company –

(a)           subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company’s share premium account or capital redemption reserve;

(b)           appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)           make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

(d)           authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

Notices

110.         Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.

111.         The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address.  In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.  A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

112.         A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

113.         Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

114.         Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

115.         A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled.  Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Winding up

116.         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

Indemnity

117.         To the extent not rendered void by section 310 of the Act every director or other officer of the Company shall be entitled to be indemnified out of the assets of the company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereof, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Act in which relief is granted to him by the court, and no director or another officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.

Directors’ and Officers’ insurance

118.         Subject to section 310 of the Act and the disclosure requirements, the Company may pay premiums for directors’ and other officers’ insurance cover as the directors deem fit.

[Only necessary for brand new companies]

Names and addresses of subscribers

1.

2.

Dated the [  ] day of [  ] 19 [  ]

Witness to the above signatures:–

[name and address]

Articles of Association – Index

Article

1.                              Exclusion of other regulations

2.                              Interpretation

3. – 7.                      Share capital

3.             Rights/restrictions attaching to share issue

4.             Exclusion of s.89(l) CA 1985 (s.89(l) confers pre–emption rights)

5.             Redeemable shares

6.             Purchase of own shares by Company

7.             Commissions

8.             Non–recognition of shares held on trust etc.

8. – 9.                      Share certificates

9.             Entitlement of shareholders

10.           Certificate renewal

10. – 13.                 Lien

11.           Company’s first lien on shares not fully paid

12.           Company’s right to sell after notice demanding payment

13.           Title of transferee

14.           Application of net proceeds

14. – 24.                 Calls on shares and forfeiture

15.           Calls

16.           Timing of call

17.           Joint holders of share jointly and severally liable

18.           Interest payable on unpaid call

19.           Amount payable deemed to be call

20.           Differences in amounts/times of calls

21.           Notice for unpaid call

22.           Forfeiture

23.           Outcomes for forfeited shares

24.           Liability of person whose shares have been forfeited

25.           Statutory declaration by director/secretary

25. – 30.                  Transfer of shares

26.           Instrument of transfer

27.           Power to decline registration

28.           Refusal to register a transfer

29.           Suspended registration

30.           No fee charged for registration

31.           Retention of instrument of transfer

Article

31. – 33.                  Transmission of shares

32.           Title to dead member’s interest

33.           Transfer following death/bankruptcy

34.           Entitlement of transferee following death/bankruptcy

33. – 37.                Alteration of share capital

35.           Alterations by ordinary resolution

36.           Consolidation of shares – share fractions

37.           Reductions by special resolution

38.           Payment in respect of redemption/purchase

38. – 39.                  General meetings

39.           Annual and extraordinary general meetings

40.           Call by directors or on requisition of members

40. – 41.                Notice of general meetings

41.           Notice period, content and recipients

42.           Accidental omission to give notice

42. – 55.                Proceedings at general meetings

43.           Quorum

44.           Lack of quorum – adjournment

45.           Determination of chairman

46.           Unwilling/absent directors – member chosen to be chairman

47.           Director’s entitlement to attend and speak

48.           Adjournment by chairman

49.           Voting by show of hands or by poll

50.           Declaration by chairman on vote on resolution

51.           Withdrawal of demand for poll

52.           Poll taken as chairman directs

53.           Chairman’s casting vote

54.           Timing of poll

55.           Necessity to give notice of a poll

56.           Resolutions in writing

56. – 65.                 Votes of members

57.           Persons who can vote

58.           Joint holders

59.           Members with mental disorders

60.           Members with unpaid shares may not vote

61.           Objections to voters/votes

62.           Votes given personally/by proxy

63.           Appointment and form of proxy

64.           Instruction of proxy

65.           Depositing/delivering instrument of proxy

66.           Validity of actions of proxy/authorised representative

Article

66.                         Directors – qualification shares unnecessary

67.                         Number of directors

68. – 72.                Alternate directors

69.           Appointment

70.           Entitlements

71.           Terms of appointment

72.           Manner of appointment/removal

73.           Independent capacity

73. – 74.                Powers of directors

74.           Scope of powers

75.           Appointment of agent of the Company

75.                          Delegation of directors’ powers

76. – 79.                Appointment, removal and disqualification of directors

77.           Majority shareholder’s power to appoint and remove

78.           Retirement by rotation not required

79.           Majority shareholder’s power to delegate power of appointment to Board

80.           Grounds for vacation of office of director

80.                           Remuneration of directors

81.                           Directors’ expenses

82.                           Directors’ appointments and interests

83. – 84.                 83.           Disclosing director may be interested

84.           General notice and lack of knowledge

85.                            Directors’ gratuities and pensions

86. – 95.                  Proceedings of directors

86.           General

87.           Quorum

88.           Powers of continuing directors(s)

89.           Appointment of chairman

90.           Validation of acts done when defect of appointment etc.

91.           Resolutions in writing

92.           Meetings by telephone or facsimile transmissions

93.           Ordinary resolution can reverse prohibition by articles against director voting

94.           Separate vote on appointment of directors to offices/employments

95.           Chairman decides right of director to vote

Article

96.                           Secretary

97.                            Minutes

98. – 100.                The seal

98.           Restriction on use

99.           Board can elect to dispense with seal

100.         Official seal for use abroad

101. – 107.              Dividends

101.         Declaration and amount

102.         Interim dividends

103.         Apportionment of dividends

104.         Dividend satisfaction by distribution of assets

105.         How dividend paid

106.         Interest not normally payable

107.         Unclaimed dividends

108.                          Accounts

109.                          Capitalisation of profits

110. – 115.              Notices

110.         Notice normally in writing

111.         Method of giving notice

112.         Members present deemed to have received notice

113.         Notice binds successor to title

114.         Evidence that notice was given

115.         Notice in consequence of death or bankruptcy

116.                          Winding up

117.                          Indemnity

118.                          Directors’ and officers’ insurance

Company Number: SC40795

THE COMPANIES ACTS 2006

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

of

Diageo Capital plc

Passed on 30 March 2009

At a general meeting of the above-named Company duly convened and held at 8 Henrietta Place, London W1G 0NB on 30 March 2009 IT WAS RESOLVED as a SPECIAL RESOLUTION THAT the articles of association be hereby amended by inserting after article 118 the following new articles to be numbered 119, 120, 121:

1.                                      Conflicts of Interest Requiring Board Authorisation

(A)                              The board may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”).

(B)                                A director seeking authorisation in respect of a Conflict shall declare to the board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the board with such details of the relevant matter as are necessary for the board to decide how to address the Conflict together with such additional information as may be requested by the board.

(C)                                Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these articles save that:

(i)                                     the relevant director and any other director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority; and

(ii)                                  the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any board meeting while the Conflict is under consideration.

(D)                               Where the board gives authority in relation to a Conflict:

(i)            the board may (whether at the time of giving the authority or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the board or otherwise) related to the Conflict; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict as it may determine;

(ii)           the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict;

(iii)          the board may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)          the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)           the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

2.                                      Other Conflicts of Interest

(A)                              If a director is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must declare the nature and extent of that interest to the directors in accordance with the Companies Acts.

(B)                                Provided he has declared his interest in accordance with paragraph (A), a director may:

(i)            be party to, or otherwise interested in, any contract with the company or in which the company has a direct or indirect interest;

(ii)           hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide;

(iii)          act by himself or through a firm with which he is associated in a professional capacity for the company or any other company in which the company may be interested (otherwise than as auditor;

(iv)          be or become a director or other officer of, or employed by or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company may be interested; and

(v)           be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

3.                                         Benefits

A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company for any remuneration, profit or other benefit realised by reason of his having any type of interest authorised or permitted herein and no contract shall be liable to be avoided on the grounds of a director having any type of interest authorised or permitted.

Chairman